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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Burr-Brown Corporation for the registration of $250,000,000 convertible subordinated notes and to the incorporation by reference therein of our report dated January 17, 2000, with respect to the consolidated financial statements of Burr-Brown Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                               Ernst & Young LLP


Tucson, Arizona
May 16, 2000